Exhibit 99.1

AMENDMENT NO. 1 TO

JOINT FILING AND SOLICITATION AGREEMENT

WHEREAS, Hallmark Financial Services, Inc., a Nevada corporation (“Hallmark”), American Hallmark Insurance Company of Texas, a Texas corporation, Hallmark Specialty Insurance Company, an Oklahoma corporation, C. Gregory Peters, Mark E. Pape and Robert M. Fishman (collectively, the “Group”) entered into a Joint Filing and Solicitation Agreement on January 12, 2009 (the “Agreement”) for the purpose of acting as a group to seek representation on the Board of Directors of Specialty Underwriters’ Alliance, Inc., a Delaware corporation (the “Company”), at the 2009 annual meeting of stockholders of the Company, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof and for the purpose of taking all other action necessary to achieve the foregoing; and

WHEREAS, Mark E. Schwarz wishes to join the Group.

NOW, IT IS AGREED, this 30th day of March 2009 by the parties hereto:

1.           In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, Mark E. Schwarz agrees to the joint filing on his behalf of statements on Schedule 13D with respect to the securities of the Company to the extent required under applicable securities laws.

2.           Mark E. Schwarz agrees to be joined as a party to the Agreement and to be bound by the terms and conditions of the Agreement.

3.           This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Joint Filing and Solicitation Agreement to be executed as of the day and year first above written.

Hallmark Financial Services, Inc.

By:	/s/ Mark E. Schwarz
Name:	Mark E. Schwarz
Title:	Executive Chairman

American Hallmark Insurance Company of Texas

By:	/s/ Mark E. Schwarz
Name:	Mark E. Schwarz
Title:	Director

Hallmark Specialty Insurance Company

By:	/s/ Mark E. Schwarz
Name:	Mark E. Schwarz
Title:	Director

By:	/s/ Mark E. Schwarz
Name:	Mark E. Schwarz

By:	/s/ C. Gregory Peters
Name:	C. Gregory Peters

By:	/s/ Mark E. Pape
Name:	Mark E. Pape

By:	/s/ Robert M. Fishman
Name:	Robert M. Fishman